UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

LIFE NUTRITION PRODUCTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	42-1743717
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

121 Monmouth Street,
Suite A
Red Bank, New Jersey	07701
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to                                   Name of each exchange on which
 be so registered                                             each class is to be registered
None                                                               None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ( )

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. (X)

Securities Act registration statement file number to which this form relates: 333-152432

Securities to be registered pursuant to Section 12(g) of the Act:

Common stock, par value $0.0001 per share

(title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered

The class of securities to be registered hereby are (1) Common Stock, par value $0.0001 per share (the “Common Stock”), of Life Nutrition Products, Inc., a Delaware corporation. The descriptions of the Common Stock and the Rights set forth under the caption “Description of Securities” in the Registration Statement on Form S-1 (Registration No. 333-152432) as amended, the “Registration Statement” which became effective August 27, 2008 originally filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), as an S-1 Registration Statement on July 21, 2008, is incorporated herein by reference. Any statement contained in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes hereof to the extent that another document incorporated herein by reference modifies or supersedes such previous statement.

Item 2. Exhibits

The documents listed below are part of this Registration Statement on Form 8-A.

Exhibit Number	Exhibit Title
3.1*	Form of Certificate of Incorporation of the Company
3.2*	Form of Bylaws of the Company
4.1*	Form of Specimen Common Stock Certificate

* Incorporated by reference to Life Nutrition Products, Inc. Registration Statement on Form S-1 filed on July 21, 2008.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

June 18, 2010

Life Nutrition Products, Inc.

By: /s/ Michael M. Salerno
Name: Michael M. Salerno
Chief Executive Officer